UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 8, 2004

Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)

(248) 813-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURE

ITEM 8.01 OTHER EVENTS

As previously reported, the Audit Committee of the Board of Directors of Delphi Corporation (the “Company”) is directing an independent review of the accounting treatment of payments made and credits given by Electronic Data Systems Corporation (“EDS”) to Delphi during 2000 and 2001, certain payments made by Delphi to EDS for system implementation services in 2002 and in early 2003, and other transactions, including contracts for information technology services and other products in which Delphi received rebates in the form of lump-sum payments or credits, beginning in 1999.

The Audit Committee engaged outside counsel to advise it regarding the review and the related investigation by the staff of the Securities and Exchange Commission (the “Commission”). PricewaterhouseCoopers (“PwC”) has been engaged by outside counsel to assist in the review. On December 8, 2004, the Audit Committee discussed with the Board of Directors the status and preliminary conclusions of its review. The review is not complete, and it is possible that the preliminary conclusions will change. It should also be noted that the preliminary and partial estimates of the accounting for the transactions noted below have not been the subject of a review or audit by the Company’s independent auditors, Deloitte & Touche LLP. Moreover, additional transactions are under examination, and it is possible that the review will determine that they were not properly recorded. The transactions that have been the primary focus of the internal review to date, and the preliminary conclusions with respect to those transactions, are:

•	Delphi’s pre-tax income in the fourth quarter of 2001 reflected a $20 million payment from EDS. It is the preliminary conclusion of the review that the $20 million pre-tax payment should have been recorded as a liability when received in the fourth quarter of 2001, and that this liability should have been reduced as payments were made to EDS pursuant to a services agreement entered into at the time the payment was received. The impact of this treatment would be to increase expense by $20 million pre-tax in the fourth quarter of 2001 and to lower expense by a total of $11 million pre-tax over the period from January 2002 through September 30, 2004. Additionally, at September 30, 2004 Delphi would have a remaining liability of $9 million.

•	Delphi recognized credits received from EDS (approximately $26 million pre-tax: $8 million of which was recognized in the third quarter of 2000, and $18 million of which was recognized in the third quarter of 2001) as a reduction of expense when received. It is the preliminary conclusion of the review that each credit was received in conjunction with an agreement for future information technology services and therefore should have been recognized ratably over the life of the related service agreement. The preliminary conclusion is that recognition of the $8 million credit should have been recognized ratably over 3.5 years from the first quarter of 2001 through the second quarter of 2004, and the $18 million credit should have been recognized ratably over 6.25 years from the fourth quarter of 2001 through the fourth quarter of 2007.

•	Delphi recognized credits received from another technology service provider (approximately $19.5 million pre-tax: $16 million of which was recognized in income from January 2000 through August 2001, and $3.5 million of which was recognized in the second quarter of 2001) as a reduction of expense when received. The preliminary conclusion of the review is that these credits should have been recognized over the related contract periods, which are from 2000 through 2007.

•	Delphi did not recognize an obligation of approximately $1.8 million pre-tax to a technology service provider. The preliminary conclusion of the review is that the obligation and the related expense should have been recognized as incurred in the second, third and fourth quarters of 2001, which would have reduced pre-tax income in those quarters.

The Audit Committee is continuing to investigate the accounting treatment of other transactions with EDS. One such issue relates to payments made to EDS for system implementation services in 2002 and 2003, a portion of which was recorded as expense and a portion of which was capitalized as internally developed software from 2002 through 2004. The total amount of payments made to EDS, not including payments related to the $20 million pre-tax discussed above, was approximately $40.5 million. The Audit Committee has not yet reached a preliminary conclusion with respect to these transactions. In addition, the Audit Committee is continuing to review all transactions with suppliers in which Delphi received or paid in the form of a rebate, credit, lump-sum or similar payment in excess of $100,000 and to evaluate the appropriateness of the period of recognition for these transactions.

The Company has not filed its Form 10-Q for the third quarter of 2004. The Audit Committee is working diligently to complete its investigation and reach final conclusions on the related accounting. Completion of the investigation should enable the Company’s independent auditors, Deloitte & Touche LLP, to understand the final results of the investigation, to complete its review procedures on the third quarter 2004 financial statements and to audit or review financial statements that may require material adjustments. However, the Company is not able to predict with certainty when its investigation will be complete.

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The Company’s inability to file its Form 10-Q has the following consequences:

•	The Company is not eligible to use Forms S-2 and S-3 to register securities until all required reports under the Securities Exchange Act of 1934 have been timely filed for the 12 months prior to the filing of the registration statement for those securities. This means that the Company may be unable to use its presently effective shelf registration statement to sell securities in the public market without first obtaining a waiver from the Commission.

•	The Company is not in compliance with its obligations to deliver to relevant parties its filings with the Commission as required under the indentures covering the Company’s public debt. This delay does not result in an automatic event of default and acceleration of the long-term debt of the Company. Rather, the trustee under the indenture may only accelerate a series of debt securities after the requisite percentage of holders has provided notice of such non-compliance to the Company and the Company fails to file and deliver the relevant quarterly or annual Commission filing within 90 days after such notice is provided. The Company has not received any such notice and believes such notice is not likely to be forthcoming. Additionally, the Company has previously made current financial results available to investors, including holders of its debt securities, by issuing financial statements for the third quarter ended September 30, 2004 and filing such financial statements with the Commission on a Form 8-K. At September 30, 2004, approximately $2.0 billion of senior, unsecured debt with maturities ranging from 2006 to 2029, and approximately $0.4 billion of junior subordinated notes due to Delphi Trust I and II was outstanding under the indentures.

In addition to the ongoing review of prior transactions, the Audit Committee is reviewing the Company’s internal controls, as such controls existed at the time of each of the above-noted transactions, related to contract negotiation, documentation and accounting. That review is not complete, and the Company therefore cannot predict the full impact the results of this review will have on the operations and business of the Company going forward or the effect, if any, on our required annual assessment of internal controls over financial reporting required by Section 404 of The Sarbanes Oxley Act of 2002.

The Company continues to cooperate fully with the investigation by the staff of the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: December 8, 2004	By:	/s/ JOHN D. SHEEHAN
(John D. Sheehan, Chief Accounting Officer and Controller)

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